Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-158268 on Form S-3 and Registration Statement Nos. 033-63793, 333-27501, 333-31065, 333-67155, 333-86223, 333-31162, 333-60616, 333-62378, 333-107081, 333-134130, 333-157988 and 333-157990 on Form S-8 of our report dated March 9, 2009, relating to the consolidated financial statements and financial statement schedule of Pinnacle Entertainment, Inc. appearing in the Annual Report on Form 10-K of Pinnacle Entertainment, Inc. for the year ended December 31, 2009.

/s/ DELOITTE & TOUCHE LLP
Las Vegas, NV
February 26, 2010

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-158268 on Form S-3 and Registration Statement Nos. 033-63793, 333-27501, 333-31065, 333-67155, 333-86223, 333-31162, 333-60616, 333-62378, 333-107081, 333-134130, 333-157988 and 333-157990 on Form S-8 of our report dated March 9, 2009, relating to the consolidated financial statements and financial statement schedule of Pinnacle Entertainment, Inc. (which report on the financial statements and related financial statement schedule expressed an unqualified opinion and included an explanatory paragraph regarding the adoption of a new accounting principle) appearing in the Annual Report on Form 10-K of Pinnacle Entertainment, Inc. for the year ended December 31, 2009.

/s/ DELOITTE & TOUCHE LLP
Las Vegas, NV
February 26, 2010